Exhibit 10.33


                                SECOND AMENDMENT
                             TO EMPLOYMENT AGREEMENT
                               DATED APRIL 1, 1997



     Reference is made to the Executive Employment Agreement dated as of April 1, 1997 as amended on April 10, 1998 (the "Agreement") by and between J. Baker, Inc. and Philip G. Rosenberg. Pursuant to paragraph 19 of the Agreement and in order to further amend certain provisions of the Agreement, the Agreement is hereby amended as follows:

         1. Paragraph 6 of the Agreement is hereby amended by deleting the phrase "ending on April 30, 2000" in the fourth line thereof and inserting in its place the phrase "ending on April 30, 2001".

         2. Paragraph 9 subparagraph (d) of the Agreement is hereby amended by inserting the following at the end of such subparagraph:

                  ";  provided,  however,  that any such salary in excess of one
         (1) year of Base Salary shall be offset by any salary or other compensation earned by the Employee from other employment; it being understood that the Employee shall use reasonable efforts to find new employment suitable to his training and experience."


         3. All other terms of the Agreement shall remain unchanged and continue in full force and effect.



J. BAKER, INC.


By:/s/Alan I. Weinstein                              April 7, 1999
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Alan I. Weinstein                                    Date
President and
Chief Executive Officer


/s/Philip Rosenberg                                  April 16, 1999
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Philip G. Rosenberg                                  Date